EXHIBIT 99(C)

                                                        April 26, 1995

Bancorp New Jersey, Inc.
10 West High Street
somerville, New Jersey 08876

          Re: Consent of Kaplan Associates, Inc.

Gentlemen:

     We hereby consent to the filing of our opinion as an appendix to the Proxy Statement--Prospectus included in this Registration Statement on Form S-4 and to all references to Kaplan Associates, Inc. contained herein.


                                               Very truly yours,

                                               KAPLAN ASSOCIATES, INC.


                                               By: /s/ JAMES R. CAUSEY
                                                   -------------------
                                                   James R. Causey
                                                   Managing Director